Communications Systems, Inc. Announces Partial Adjournment of Special Meeting for Proposal #1, Pineapple Merger Proposal

- Proposal #1 – Pineapple Merger Proposal – Requires Approval from 2/3 of Outstanding Shares

- Other Proposals Required for Merger Were Approved

- CSI Urges Shareholders to Vote

MINNETONKA, Minn.—March 16, 2022 – Communications Systems, Inc. (Nasdaq: JCS) (“CSI” or the “Company”) today announced that it conducted its special meeting of shareholders and adjourned the meeting solely with respect to Proposal #1, the proposal to approve the merger transaction with Pineapple Energy LLC. Proposal #1, along with the other proposals, is described in the proxy statement/prospectus dated February 3, 2022. The adjourned special meeting will be held on Wednesday, March 23, 2022 at 1:00 p.m. Central Time.

As of March 16, 2022, over 8.5 million shares of CSI common stock, representing approximately 87.6% of all shares outstanding as of the record date, have been voted.

All proposals received very strong support from shareholders, with Proposals #2-4 and #6-9 being approved by CSI shareholders. Proposal #5, the Article IX Amendment Proposal, was not approved due to the high threshold for approval and is not a condition to the merger with Pineapple.

More than 63% of the CSI total outstanding shares have already voted in favor of Proposal #1. To be approved, Proposal #1 requires the affirmative vote of at least two-thirds (66.67%) of CSI total outstanding shares.

Roger Lacey, Executive Chair and Interim Chief Executive Officer of CSI, commented, “We are very encouraged by the shareholders that have already voted and the clear and strong support they have expressed for all of the proposals. In terms of Proposal #1, we need at least two-thirds of all of CSI’s shares outstanding as of the record date, to vote in favor of this proposal for it to pass. I cannot understate the importance the approval of Proposal #1 would have for the future of CSI and the value of our shareholders’ investment in their CSI common stock. The CSI board of directors unanimously recommends that CSI shareholders vote FOR Proposal #1, to approve the merger with Pineapple.”

“For CSI shareholders who hold their shares in street name, I want to urge you to instruct your broker, bank, or other nominee to vote your shares on Proposal #1. They cannot cast a vote on Proposal #1 without your instruction. For those CSI shareholders that have simply not returned their proxies, a failure to vote on Proposal #1 has the same effect as a vote against Proposal #1. Your vote is very important regardless of the number of CSI shares you own. Please take a moment to vote your shares now,” concluded Mr. Lacey.

Because CSI shareholders approved the reverse stock split, the CSI board of directors will be analyzing whether to effect a reverse stock split and if so the timing and the ratio of the reverse stock split within a range of 1-for-3 to 1-for-6 that was approved by CSI shareholders.

The adjourned special meeting will continue to be held online at www.virtualshareholdermeeting.com/JCS2022SM. Also, the record date for determining CSI shareholders eligible to vote at the special meeting will remain the close of business on January 27, 2022.

How To Vote

Please use the voting control number that accompanied your proxy materials and vote your shares today. To have your shares represented at the special meeting as soon as possible, please utilize one of the following methods below:

•	Vote by Internet: www.proxyvote.com
•	Vote by phone: 1 (800) 690-6903

For additional questions or if you need assistance with voting, please call our solicitor Proxy Advisory Group, LLC at: (833) 782-7141.

About Communications Systems, Inc.

Communications Systems, Inc. (Nasdaq: JCS), has operated as an IoT intelligent edge products and services company. For more information regarding CSI, please see www.commsystems.com.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed merger with Pineapple, Communications Systems, Inc. (“CSI”) filed a registration statement on Form S-4 (File No. 333-260999) with the Securities and Exchange Commission (SEC) on November 12, 2021 (as amended, the “Registration Statement”). The Registration Statement includes a proxy statement/prospectus, and was declared effective by the SEC on February 3, 2022. Beginning February 4, 2022, a copy of the proxy statement/prospectus dated February 3, 2022 was sent to CSI shareholders as of the close of business on January 27, 2022, the record date established for the special meeting.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the "Financial Reports" tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this press release, the Registration Statement, or the proxy statement/prospectus. The documents and reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and other proposals to be presented at the special meeting. Information regarding the names of these persons and their respective interests in the transaction, by securities holdings or otherwise, are set forth in the proxy statement/prospectus dated February 3, 2022. To the extent the Company's directors and executive officers or their holdings of the Company's securities have changed from the amounts disclosed in such filing, to the Company's knowledge, these changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this press release will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business.

These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are several additional factors, including:

-	the conditions to the closing of CSI-Pineapple merger transaction may not be satisfied;
-	the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction;
-	the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays;
-	the Company’s ability to sell its other legacy operating business assets and its real estate assets at attractive values;
-	there is no assurance that CSI will receive any of the maximum $7.0 million earnout relating to the August 2, 2021 sale of CSI’s Electronics & Software Segment;
-	the combined company will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to agreements entered into after the effective date of the merger;
-	risks that the merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction;
-	the outcome of any legal proceedings related to the CSI-Pineapple merger transaction;
-	the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends, if any, or the ultimate value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction; and
-	the anticipated benefits of the proposed merger transaction with Pineapple may not be realized in the expected timeframe, or at all.

Contacts:

For Communications Systems, Inc.

Roger H. D. Lacey

Executive Chair and Interim Chief Executive Officer

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Senior Vice President

+1 (212) 836-9611

lcati@equityny.com